                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                     MODERN MEDICAL MODALITIES CORPORATION
           ---------------------------------------------------------
                (Name of Registrant as specified in its charter)



       -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required
[   ]   $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l) or 14a-6(i)(2).
[   ]   $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)  Title of each class of securities to which transaction applies:
                     --------------------------------------------------------
        (2)  Aggregate number of securities to which transaction
             applies:
                     --------------------------------------------------------
        (3)  Per unit price or other underlying value of transaction
             computed pursuant to Exchange Act Rule 0-11:           (A)
                                                         ----------
        (4)  Proposed maximum aggregate value of transaction:
                                                             --------
        (5)  Total fee paid:
                            ---------------------------------------------------

[  ]    Fee paid previously with preliminary materials.

[  ]    Check box if any of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
                                    -------------------------------------------
        (2) Form, Schedule or Registration Statement No.:
                                                          ---------------------
        (3) Filing Party:
                         ------------------------------------------------------
        (4) Date Filed:
                       --------------------------------------------------------

                     MODERN MEDICAL MODALITIES CORPORATION
                            1719 Route 10, Suite 117
                          Parsippany, New Jersey 07054
                                 -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 4, 2001

TO THE STOCKHOLDERS OF MODERN MEDICAL MODALITIES CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Modern Medical Modalities Corporation (the "Company") will be held at the Company's executive offices located at 1719 Route 10, Suite 117, Parsippany, New Jersey 07054 at 10:00 A.M., local time for the following purposes:

          1. To elect the Board of Directors of Modern Medical Modalities Corporation for the ensuing year;

          2. To ratify the appointment of Liebman, Goldberg & Drogin, P.C. as the Company's independent certified public accountants for the ensuing year; and

          3. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

Stockholders of record at the close of business on July 9, 2001 are entitled to notice of and to vote at the meeting.

In order to ensure a quorum, it is important that Stockholders representing a majority of the total number of shares issued and outstanding and entitled to vote, be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the meeting and prefer to vote in person, you can revoke your proxy.

In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

July 25, 2001

                                      By Order of the Board of Directors

                                      /s/ Roger Findlay

                                      Roger Findlay
                                      Chairman of the Board of Directors

                     MODERN MEDICAL MODALITIES CORPORATION
                            1719 Route 10, Suite 117
                          Parsippany, New Jersey 07054

                                ----------------
                                PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                   To Be Held at 10:00 A.M. September 4, 2001


         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Modern Medical Modalities Corporation (herein called the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the Company's executive offices located at 1719 Route 10, Suite 117, Parsippany, New Jersey 07054 at 10:00 A.M. local time, and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the meeting and voting. This statement, the accompanying Notice of Meeting and form of proxy have been first sent to the Stockholders on or about July 30, 2001.

         In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

         All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the shareholder's directions, and unless contrary directions are given, will be voted for the election of directors of the nominees described below.


                             OWNERSHIP OF SECURITIES

         Only Stockholders of record at the close of business on July 9, 2001, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the meeting. As of July 9, 2001, there were issued and outstanding 2,506,471 shares of Common Stock.

         Each outstanding share is entitled to one vote on all matters properly coming before the meeting. A majority of the shares of the outstanding Common Stock is necessary to constitute a quorum for the meeting.

         The following table sets forth certain information as of July 9, 2001 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company, each officer and director of the Company and all officers and directors as a group. The table does not include securities exercisable into common stock that have not yet vested or are not exercisable within 60 days of the date hereof. Unless otherwise indicated, the address of each such person or entity is 1719 Route 10, Suite 117, Parsippany, New Jersey 07054.

Name and Address                      Number of Shares          Percentage of
Of Beneficial Owner                Beneficially Owned(1)         Common Stock

Roger Findlay(2)                        188,048                     7.2%

Jan Goldberg(3)                         138,046                     5.4%

Gregory Maccia(4)                       138,046                     5.4%

Fred Mancinelli(5)                       20,000                        *

Carl Gedeon(6)                           20,000                        *

All officers and directors              504,140                    18.0%
as a group (5 persons)(2)-(6)

* Less than one percent

-------------

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Includes: (i) 68,048 shares of common stock; and (ii) options to purchase 120,000 shares which are currently exercisable.

(3) Includes: (i) 68,046 shares of common stock; and (ii) options to purchase 70,000 shares which are currently exercisable.

(4) Includes: (i) 68,046 shares of common stock; and (ii) options to purchase 70,000 shares which are currently exercisable.

(5) Includes options to purchase 20,000 shares of common stock of all which are currently exercisable.

(6) Includes options to purchase 20,000 shares of common stock all of which are currently exercisable.


This proxy statement contains certain forward-looking statements which involve risks and uncertainties. The company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Proxy Statement.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

        The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than three. The directors hold office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

            Five Directors, constituting the entire Board of Directors of the Company, are to be elected at the meeting to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. Unless such authority is withheld, proxies will be voted for election of the five persons named below, each of whom are now serving as Directors, and each of whom has been designated as a nominee.

Stockholder Vote Required

           The election of the directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.

      The Board of Directors Recommends a Vote for Election to the Board of
                Directors of the Company of Each of the Nominees

The members of the Board of Directors and executive officers of the Company and their ages and positions with the Company are as follows:

Name                      Age      Position
----                      ---      --------

Roger Findlay             52       Chairman of the Board of
                                   Directors and President

Jan Goldberg              50       Vice President, Acting Principal
                                   Accounting Officer, Treasurer and Director

Gregory Maccia            47       Vice President, Secretary and Director

Fred Mancinelli           58       Director

Carl Gedeon               50       Director



Each of the above officers and directors shall hold office until the next annual meeting of the Company's shareholders and until a successor is elected and qualified.

ROGER FINDLAY is a co-founder and has been Chairman of the Board of Directors of the Company since its inception in June 1990. In March 1999, Mr. Findlay was appointed President of the Company. Since 1989, Mr. Findlay has also been co-founder of Technology Services, Inc., a software support company for medical offices and commercial accounts. Since 1986, he has also been founder and President of Northern New Jersey Medical Management, a general partner of a diagnostic imaging center. From 1986 to 1989, Mr. Findlay was President of Advacare, Inc., a practice management and physician billing company. He was co-founder and President of Effective Management Services, Inc., from 1984 to 1986, which provided facilities management and custom programming for hospitals, universities and physician groups. Mr. Findlay, from 1984 to 1986, was also co-founder and President of Medical Accounts Management Services, a software development company. From 1984 to 1986, Mr. Findlay was chief operating officer of NMR of America, Inc., a publicly traded company engaged in operating MRI sites. Mr. Findlay, from 1972 to 1986, was President and co-owner of Medical Billing Services, Inc. From June 1995 to the present, Mr. Findlay has served as Chairman of the Board of Directors of RF Management, a publicly held company.

JAN GOLDBERG is a co-founder and was Secretary, Treasurer and Director of the Company until November 1992. Since November 1992, Mr. Goldberg has been the Vice President, Treasurer and Director of the Company. From 1989 to 1990, Mr. Goldberg was founder and President of GPM, Inc., a physician billing organization with offices in Florida and New York. From 1987 to 1988, Mr. Goldberg was operations manager for Advacare, Inc., a practice management and physician billing company. From 1984 to 1987, Mr. Goldberg was manager of a multi-specialty radiology practice, BBS Billing, Inc. an east coast diagnostic physician group which had contracts with hospitals in New York as well as their own private offices and outpatient facilities. From 1974 to 1984, Mr. Goldberg held various positions with Blue Cross as well as with hospitals in the New York area. Mr. Goldberg was involved in setting up fee-for-service reimbursement systems and was involved in various aspects of hospital administration.

GREGORY MACCIA is a co-founder of the Company and was Vice President and Director until November 1992. Since November 1992, Mr. Maccia has been the Vice President, Secretary and a Director of the Company. Mr. Maccia has also been President of Technology Services, Inc., a software design and facilities management company for medical and commercial accounts since 1989. From 1986-1989, Mr. Maccia was Vice President of Advacare, Inc., a national practice management and physician billing company. Since 1986, Mr. Maccia has been co-founder of Northern New Jersey Medical Management, Inc. He was co-founder and Vice President of Medical Accounts Management Services, Inc. (MAMS) from 1984 to 1986 which developed and sold physician, outpatient and clinical billing software systems. Mr. Maccia, from 1984 to 1986, was co-founder and Vice President of Effective Management Services, Inc. (EMS), which provided custom programming and facilities management with contracts to hospitals and universities in the tri-state area as well as collection agencies and non-medical entities. From 1977 to 1984, Mr. Maccia owned and managed his own consulting company. Mr. Maccia currently serves on the Board of Directors of RF Management, a publicly-held company.

FRED J. MANCINELLI was appointed to the Board of Directors of Modern Medical Modalities on March 3, 1998. Since 1988 Mr. Mancinelli has been President of CBS Business Forms and Printing, Inc., a privately owned marketing, printing and forms corporation located in Cedar Knolls, New Jersey. From 1971 to 1988, Mr. Mancinelli was Vice President of Sales for New Jersey for Computer Business Supplies, Inc. He purchased the New Jersey Branch office in 1988 and has concentrated on meeting the total business forms and printing requirements of over 350 customers. He is responsible for the administrative management, marketing, cash flow analysis and sales for the Company. From 1962 to 1971, Autographic Business Forms, serving as Communications Manager from 1962-1964, salesman from 1964-1968 and the New Jersey regional sales manager from 1968-1971, employed him.

CARL GEDEON was appointed to the Board of Directors of Modern Medical Modalities on March 3, 1998. Mr. Gedeon has over twenty years of experience in the medical support business, concentrating on sales with an emphasis on unique design, financing and problem solving for diagnostic imaging centers. Currently Mr. Gedeon is founder and president of MedSpace, Inc., a company that specializes in the design and manufacture of state of the art building systems utilized to house diagnostic imaging equipment. Previously, Mr. Gedeon was vice president of a major modular office company specializing in medical systems throughout the United States. Mr. Gedeon has served as a director of Hamilton MacGregor since 1999.

Committees and Meetings of the Board of Directors

         There were two meetings of the Company's Board of Directors during 2000 at which all of the Directors were present. There were five unanimous written consents of the Company's Board of Directors, pursuant to the New Jersey Corporation Laws during 2000. Neither the Audit Committee nor the Compensation Committee met during the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

The following table sets forth all cash compensation for services rendered in all capacities to the Company, for the year ended December 31, 2000 (referred to as "2000" in this table), the year ended December 31, 1999 (referred to as "1999" in this table) and the year ended December 31, 1998 (referred to as "1998" in this table), paid to the Company's Chief Executive Officer. Roger Findlay was appointed President of the Company in March 1999.

Name and Principal                                   All Other
Position                Year         Salary         Compensation
------------------      ----         ------         ------------

Roger Findlay           2000        $ 90,658             -0-
Chairman, President     1999        $148,431          $4,200(1)
  and CEO               1998        $118,215          $5,550(1)

------------

(1) Includes the cost of the use of an automobile leased by the Company, the cost of benefits, including premiums for life insurance and any other personal benefits provided by the Company in connection with the Company's business and director fees.

Employment Agreements

         In June 1997, Modern Medical entered into a five-year employment agreement with Roger Findlay, which expires in June 2002. Pursuant to the agreement Mr. Findlay receives an annual salary of $120,000 along with a monthly car allowance of $350. The agreement does not contain a non-competition agreement.

             In June 1997, Modern Medical entered into a five-year employment agreement with Jan Goldberg, which expires in June 2002. Pursuant to the agreement Mr. Goldberg receives an annual salary of $95,000 along with a monthly car allowance of $350. The agreement does not contain a non-competition agreement.

             In June 1997, Modern Medical entered into a five-year employment agreement with Gregory Maccia, which expires In June 2002. Pursuant to the agreement Mr. Maccia receives an annual salary of $95,000 along with a monthly car allowance of $350. The agreement does not contain a non-competition agreement

Employee Pension Plan

         The Company does not currently have an employee pension plan.

Certain Relationships and Related Transactions

         Modern Medical believes that the transactions set forth below were made on terms no less favorable to it than could have been obtained from unaffiliated third parties. All future transactions, including any loans between Modern Medical and any of its officers, directors, principal stockholders and their affiliates will be approved by a majority of Modern Medical's board of directors and will continue to be on terms no less favorable to Modern Medical than could be obtained from unaffiliated third parties.

         On May 7, 1998, Modern Medical entered into an agreement to sell 97.2% of its 72% ownership of Open MRI of Morristown, Joint Venture (Open MRI) for $300,000. The terms required $100,000 payable at signing, and monthly payments in the amount of $50,000 on May 1, June 1, July 1 and August 1, 1998, all of which were made. Modern Medical retained the option to repurchase from the buyers, ADS Investment Corp. and Oak Knoll Management Corporation, which is owned by Alice Findlay, the wife of Roger Findlay, Modern Medical's President, the interest sold upon payment of $50,000 plus all prior payments and any additional costs incurred by the buyers. The option expired on August 31, 1998.

         On August 20, 1998, Modern Medical, ADS Investment Corp. and Oak Knoll Management Corporation modified the original agreement from a sale to a loan. The terms of the new agreement are as follows: a loan in the amount of $300,000, with interest due and payable at 12% per annum, secured by 70% of Open MRI. The loan is due and payable on September 30, 1998. The agreement also required the personal guarantees made by the lenders to DVI Business Credit Corporation on behalf of Modern Medical be replaced by September 30, 1998 as a condition of satisfactory settlement of the loan, which was completed. For services rendered between May 7, 1998 and the date of maturity of this loan, all distributions made to the lending parties by Open MRI will remain the property of the lending parties.

         On September 30, 1998, Modern Medical effectively sold all but 2% of its 72% interest in Open MRI for $300,000 and the purchaser's agreement to provide Modern Medical's creditor, DVI Business Credit, personal guaranties of the principals of purchaser in an amount not to exceed $150,000. Modern Medical recorded a gain on this transaction in the amount of $30,171. Modern Medical has retained a 2% ownership interest in Open MRI.

         On March 3, 2000, the Company received a commercial line of credit in the amount of $300,000 from Bridge View Bank in Englewood, New Jersey. Pursuant to the terms of the line of credit, Roger Findlay, Gregory Maccia and Jan Goldberg, each of whom are executive officers and directors of Modern Medical are guarantors on the loan. The loan is for a one year period and the interest rate on the loan is based on Bridge View's Base/Prime commercial lending rate plus one percent (1%) floating for the term of the loan. On March 21, 2001, the line of credit was extended one year to March 21, 2002.



                             Section 16(a) Reporting

         Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended December 31, 2000, the Company believes all reports required to be filed by Section 16(a) were filed on a timely basis.

                                   PROPOSAL 2

            RATIFICATION OF LIEBMAN, GOLDBERG & DROGIN, P.C. AS THE
              COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

         The Board of Directors has unanimously approved and unanimously recommends that the Stockholders approve the appointment of Liebman, Goldberg & Drogin, P.C. as the Company's independent certified public accountants for the ensuing year. Unless a shareholder signifies otherwise, the persons named in the proxy will so vote.

Stockholder Vote Required

         Ratification of the appointment of Liebman, Goldberg & Drogin, P.C. as independent certified public accountants will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.

        The Board of Directors recommends a vote for the ratification of the appointment of Liebman, Goldberg & Drogin, P.C. as the
               Company's Independent Certified Public Accountants.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more Stockholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgment.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              STOCKHOLDER PROPOSALS

         In order to be included in the proxy materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before March 31, 2002.

               ANNUAL AND QUARTERLY REPORTS TO THE SECURITIES AND
                              EXCHANGE COMMISSION

         The Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, will be made available to Stockholders free of charge by writing to Modern Medical Modalities Corporation 1719 Route 10, Suite 117, Parsippany, New Jersey 07054, Attention: Corporate Secretary.

By Order of the Board of
Directors of Modern Medical Modalities Corporation

Roger Findlay
Chairman of the Board of Directors
July 25, 2001

        GENERAL PROXY - ANNUAL MEETING OF STOCKHOLDERS OF MODERN MEDICAL
                             MODALITIES CORPORATION

          The undersigned hereby appoints Roger Findlay, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Modern Medical Modalities Corporation, to be held at the Company's executive offices located at 1719 Route 10, Suite 117, Parsippany, New Jersey 07054 at 10:00 a.m. local time, and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated July 25, 2001 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of Modern Medical Modalities Corporation's Board of Directors.

1. To elect five directors to serve until the next Annual Meeting of Stockholders.

     - Roger Findlay            - Jan Goldberg            - Gregory Maccia

     - Fred Mancinelli          - Carl Gedeon

     __ FOR ALL NOMINEES        __ WITHHELD FOR ALL NOMINEES

     INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2. To ratify the appointment of Liebman, Goldberg & Drogin, P.C. as the Company independent certified public accountants for the ensuing year.

                    __ FOR         __ AGAINST         __ ABSTAIN

3. In their discretion, upon such other matter or matters that may properly come before the meeting, or and adjournments thereof.

--------------------------------------------------------------------------------

                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.


Date:                     , 2001
     ----------------------               ------------------------------
                                          (Print name of Stockholder)

                                          ------------------------------
                                          (Print name of Stockholder)


                                          ------------------------------
                                          Signature

                                          ------------------------------
                                          Signature

                                          Number of Shares
                                                           --------------------
                                          Note:   Please sign exactly as name
                                                  appears in the Company's
                                                  records. Joint owners
                                                  should each sign. When
                                                  signing as attorney, executor
                                                  or trustee, please give
                                                  title as such.